Hudson United Bancorp 1000 MacArthur Blvd. Mahwah, NJ 07430 (NYSE:HU)

CONTACT:

Kenneth T. Neilson Chairman, President and CEO (201)-236-2631	James W. Nall Executive Vice President and CFO (201)-236-2769

FOR IMMEDIATE RELEASE:   September 12, 2005

HUDSON UNITED BANCORP ANNOUNCES FDIC LIFTS CEASE AND DESIST ORDER

MAHWAH, N.J. – September 12, 2005—Hudson United Bancorp (NYSE: HU) today reported that the Federal Deposit Insurance Corporation (FDIC) terminated the Order to Cease & Desist issued in May 2004 related to Hudson United Bank’s compliance with BSA. This official lifting of the Order removes all of the limitations previously imposed.

“We are extremely proud of the Hudson United Bank BSA/AML Compliance Team for improving policies and procedures, training and implementation of a World Class compliance program, and of our Employees for their dedication to establishing a strong compliance culture,” stated Kenneth T. Neilson, Chairman, President & CEO.

The Company is the multi-state bank holding company for the Bank, which has 204 offices in New Jersey, New York, Connecticut and Pennsylvania.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “consider”, “may”, “will”, or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, unexpected changes in interest rates, deterioration in economic conditions, deterioration in deposit and loan volume trends, deterioration in loan quality, one or more changes in business models or failure to realize expected cost savings or revenue enhancements from changes in business models and acquisitions, the continued existence and availability of tax credits, especially its Section 29 credits and other tax advantaged investments, the effects of legal, tax and regulatory provisions applicable to the Company, and the TD Banknorth merger.

The Company assumes no obligation for updating any such forward-looking statements at any time. Information on potential factors that could cause the Company’s financial results to differ from the forward-looking statements also is included from time to time in the Company’s public reports filed with the SEC, including in our Form 10-K for the year ending December 31, 2004.